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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of ASI Solutions Incorporated (the "Company") on Form S-8 (File No. 0-22-309) of our report dated May 29, 1997, on our audits of the consolidated financial statements of the Company as of March 31, 1997 and 1996, and for each of the years in the three year period ended March 31, 1997, which report is included in the Company's Annual Report on Form 10-K.



                                    /s/  Coopers & Lybrand L.L.P.

                                    COOPERS & LYBRAND L.L.P.


Melville, New York
September 24, 1997.